UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

VAPORIN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard

Miami, FL 33137

(Address of Principal Executive Office) (Zip Code)

(305) 576-9298

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 6, 2014, Vaporin, Inc. (“Vaporin”) entered into a binding term sheet (the “Term Sheet”) related to a proposed merger with Vapor Corp. (“Vapor”) (“Vapor”, and together with Vaporin, the “Parties”) and Vapor entered into a financing transaction with certain third parties. Vapor will be the surviving company.

As consideration for the merger, the Term Sheet provides that the stockholders of Vaporin will receive the number of shares of Vapor’s common stock such that the former Vaporin stockholders will collectively own 45.0% of the issued and outstanding shares of common stock of the combined company following consummation of the merger, subject to any adjustments to the exchange ratio which would be necessary to permit the respective financial advisers of both the Parties to make the determination that the merger consideration is fair from a financial perspective. The Term Sheet provides that the shares of Vapor’s common stock to be issued in upon consummation of the proposed merger will be registered on a Form S-4 registration statement (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”). The Term Sheet also prohibits both the Parties from entering into discussions or negotiations of any kind (written or oral) with any other entity or person, perform any actions of any kind that are inconsistent in any way with the matters discussed in the Term Sheet, or entertain, solicit, or consider any offers, terms, conditions, or provisions from any other entity or person regarding any transaction involving a sale of all or substantially all of the assets of either Party, as applicable, a merger, consolidation, or recapitalization of Vapor or Vaporin, as applicable, or any similar transaction until March 31, 2015, subject to certain exceptions.

In addition to the proposed merger, the Term Sheet also provides the material terms for a series of financing transactions. The first financing is a bridge loan where Michael Brauser and Barry Honig (the “Investors”) or their affiliates will purchase $1.0 million in senior secured convertible notes and warrants to purchase shares of Vapor’s common stock. The Investors signed a binding Term Sheet on November 6, 2014 agreeing to fund the $1 million within five days. Pursuant to the merger Term Sheet, a second equity financing of $3.5 million is expected to close contingent on the closing of the merger with Vapor. The Term Sheet also contemplates that following the merger, Vapor may receive up to a total of $25.0 million in additional equity investments subject to financial covenants and performance-based metrics still to be negotiated and documented in the final definitive agreements.

The merger Term Sheet further provides that the merger agreement and financings will include certain customary conditions to closing, including that the consummation of the transactions contemplated by the merger agreement to be entered into shall be subject to, among other things, (i) the receipt by each of the Parties of an independent fairness issued by a separate independent investment bank which provides a favorable opinion regarding the financial terms and conditions of the proposed merger; (ii) satisfactory completion of due diligence by each of the Parties; (iii) the Registration Statement being declared effective by the Commission and no stop orders from any regulatory authority being in place; (iv) the receipt of approval by the stockholders of the Parties to the merger and merger agreement; and (v) the receipt by both Parties of all required regulatory approvals, including from The NASDAQ Stock Market.

The foregoing summary of the Term Sheet is not complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Additional Information and Where to Find It.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger and upon the execution of a definitive merger agreement, Vapor intends to file a Registration Statement on Form S-4 that will include a joint proxy statement of Vapor and Vaporin and a prospectus of Vapor with the Commission. Both Vapor and Vaporin may file other documents with the Commission regarding the proposed transaction. If a definitive merger agreement is executed by the parties, a definitive joint proxy statement will be mailed to the stockholders of Vapor and Vaporin. Investors and security holders are advised to read the joint proxy statement/prospectus when it becomes available, and any other relevant documents filed with the Commission, as well as any amendments or supplements to the documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement (when available), including the joint proxy statement/prospectus and other documents containing information about Vapor and Vaporin at the Commission’s website at www.sec.gov. These documents may be accessed and downloaded for free at Vapor’s website at www.vapor-corp.com or by directing a request to Harlan Press, Chief Financial Officer, Vapor Corp., at 3001 Griffin Road, Dania Beach, Florida 33312, telephone (888) 766-5351 or at www.vaporin.com or by directing a request to Jim Martin, Chief Financial Officer, Vaporin, Inc. at 4400 Biscayne Boulevard, Miami, Florida 33137, telephone (305) 576-9298.

Participants in the Solicitation.

This communication is not a solicitation of a proxy from any security holder of Vapor or Vaporin. However, Vapor and Vaporin, and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vapor’s and Vaporin’s stockholders in respect of the proposed merger. Information regarding the directors and executive officers of Vapor may be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Commission on February 26, 2014, and its Current Report on Form 8-K dated April 25, 2014, as filed with the Commission on April 28, 2014, both of which Reports can be obtained free of charge from Vapor’s website. Information regarding the directors and executive officers of Vaporin may be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Commission on March 27, 2014 and can be obtained free of charge from Vaporin’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the Commission when they become available.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed merger and proposed financing. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to enter into a definitive merger agreement; failure to enter into a potential financing transaction, reaction to the proposed merger of the Parties’ customers and employees; the diversion of management’s time on issues relating to the merger; the inability to realize expected cost savings and synergies from the merger of Vapor with Vaporin in the amounts or in the timeframe anticipated; the Parties’ operations and their ability to successfully execute their current business strategy changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; changes in the stock price of Vapor or Vaporin prior to closing; material adverse changes in Vaporin’s or Vapor’s operations or earnings; the inability to retain the Parties’ customers and employees; or a decline in the economy, as well as the risk factors set forth in the Parties’ Form 10-Ks (and as supplemented by later filings with the Commission). Neither Vapor nor Vaporin assumes any obligation for updating any such forward-looking statement at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Binding Term Sheet for Proposed Merger and Financing Transactions, dated as of November 6, 2014.

99.1	Press Release, dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: November 6, 2014	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer